Exhibit 10.1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms of this Registration Rights Agreement, the “Agreement”), dated as of September 30, 2021 (the “Effective Date”), is made by and among:

(i) dMY Sponsor III, LLC, a Delaware limited liability company (the “Sponsor”);

(ii) each of the parties listed on Schedule 1 attached hereto (the “New Holders”);

(iii) dMY Technology Group, Inc. III, a Delaware corporation (“dMY” or the “Company”); and

(iv) Niccolo de Masi, Harry L. You, Darla Anderson, Francesca Luthi, and Charles E. Wert (the “Founder Holders” and each, a “Founder Holder”).

Each of dMY, New Holders, Sponsor, the Founder Holders and the New Holders may be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into that certain Merger Agreement, dated as of March 8, 2021 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Merger Agreement”), by and among dMY, Ion Trap Acquisition Inc., a Delaware corporation (“Merger Sub”), and IonQ, Inc., a Delaware corporation (“IonQ”);

WHEREAS, pursuant to the Merger Agreement, at the Closing, Merger Sub will merge with and into IonQ (the “Merger”), with IonQ continuing as the surviving company in the Merger and, after giving effect to the Merger, becoming a wholly owned subsidiary of dMY on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, dMY, the Sponsor and the Founder Holders entered into that certain Registration Rights Agreement, dated as of November 12, 2020 (the “Original RRA”);

WHEREAS, in connection with the execution of this Agreement and as a condition to the consummation of the transactions contemplated by the Merger Agreement, dMY, the Sponsor, the Founder Holders desire to amend and restate the Original RRA;

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the chief executive officer or chief financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Amazon” means Amazon.com NV Investment Holdings LLC.

“Amazon Warrants” means the outstanding warrants, each exercisable for shares of the common stock of the Company, issued to Amazon prior to the date hereof.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Common Shares” means the shares of the Class A common stock of the Company, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting shares or stock (as applicable) of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Demanding Holders” has the meaning set forth in Section 2.1(d).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 2.1(a).

“Form S-3 Shelf” has the meaning set forth in Section 2.1(a).

“Founder Holder” has the meaning set forth in the Preamble.

“GV” means, collectively, GV 2016, L.P. and GV 2019, L.P.

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Agreement pursuant to Section 3.1.

“Holder Information” has the meaning set forth in Section 2.10(b).

“Lock-Up Period” means, in connection with any Underwritten Offering of Securities of the Company, the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, during which each Holder that is an executive officer, director or Holder participating in such Underwritten Offering agrees not to transfer any Common Shares or other Equity Securities of the Company (other than those included in such offering pursuant to this Agreement).

“Maximum Number of Securities” has the meaning set forth in Section 2.1(f).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Minimum Takedown Threshold” has the meaning set forth in Section 2.1(d).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“NEA” means, collectively, New Enterprise Associates 15, L.P. and NEA Ventures 2016, L.P.

“New Holder” has the meaning set forth in the Preamble.

“Original RRA” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (c) who operates or engages in a business which competes with the business of the Company), (d) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Person or who shares a common investment advisor with such Person, (e) any member, partner or shareholder of such Person and (f) any Controlled Entity of such Person.

“Piggyback Holders” has the meaning set forth in Section 2.2(a).

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Potential Takedown Participant” has the meaning set forth in Section 2.1(e).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“Registrable Securities” means at any time (a) any Common Shares or Warrants outstanding on the Closing Date (including any Common Shares issued to a Holder pursuant the Subscription Agreements, as defined in the Merger Agreement), (b) any Common Shares issued or issuable upon the exercise of the Warrants or Amazon Warrants and (c) any Equity Securities of the Company or any Subsidiary of the Company that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock or share split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing Date; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, (D) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act or (E) (i) for purposes of Article II hereof, the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent (1%) of the Common Shares that are outstanding at such time and (ii) such Common Shares are eligible for resale without volume or manner-of-sale or other limitations or restrictions and without current public information, pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”).

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Agreement, including the following:

(a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Common Shares are then listed;

(b) all fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) all reasonable printing, messenger, telephone and delivery expenses;

(d) all fees and disbursements of counsel for the Company;

(e) all fees and disbursements of all independent registered public accountants of the Company incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance;

(f) reasonable and documented out-of-pocket fees and expenses of (x) one (1) legal counsel selected by the Sponsors if the Sponsors are participating in such Registration or Transfer and (y) one (1) legal counsel selected by the majority-in-interest of the New Holders if the New Holders are participating in such Registration or Transfer;

(g) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities; and

(h) any other reasonable fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” has the meaning set forth in Section 2.1(e).

“Rule 144” has the meaning given in the definition of “Registrable Securities.”

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” has the meaning set forth in Section 2.1(a).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement.

“Special Holder” means the Sponsor, NEA, GV, Amazon and each of their respective Affiliates and Subsidiaries.

“Sponsor” has the meaning set forth in the Preamble.

“Subsequent Shelf Registration” has the meaning set forth in Section 2.1(b).

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter for distribution to the public, including an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.1(d).

“Warrants” means the outstanding warrants, each exercisable for one Common Share, to purchase an aggregate of 4,000,000 Common Shares, issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated November 12, 2020, by and among the Sponsor and dMY.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 2.1(g).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction.

(b) the words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall mean “without limitation.”

(e) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

(g) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Filing. The Company shall file with the SEC, prior to or at the Closing Date (the “Filing Date”), a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or if the Company is eligible a Registration Statement for Shelf Registration on Form S-3 (the “Form S-3 Shelf,” and together with the Form S-1 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but in no event later than thirty (30) calendar days after the Filing Date, which shall be extended to sixty (60) calendar days after the Filing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC. Notwithstanding the foregoing, if the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or subject to further review, the Company shall use its reasonable best efforts to have the Registration Statement declared effective within five (5) Business Days of receipt of such notice, or on the Closing Date, if later. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain the Shelf in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3, or any similar short-form registration.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, the Company shall, subject to Section 2.7, use reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and reasonably requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form S-3 or any similar short-form registration to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c) Additional Registrable Securities. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon the request of the: (i) Holders of at least a majority-in-interest of the then outstanding Registrable Securities held by the Founder Holders, or (ii) Holders of at least a majority-in-interest of the then outstanding Registrable Securities held by the New Holders, shall promptly use reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Agreement; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the New Holders and the Founder Holders.

(d) Requests for Underwritten Shelf Takedowns. At any time and from time to time so long as there is an effective Shelf on file with the SEC, the Special Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including securities to be sold pursuant to Section 2.2 hereof) and before deduction of underwriting discount) reasonably expected to exceed, in the aggregate, $10.0 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown; provided that each Special Holder agrees that the fact that such a notice has been delivered shall constitute material non-public information. The Special Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Special Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. The Special Holders, collectively, may demand not more than two (2) Underwritten Shelf Takedowns per twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering. The Special Holders hereby agree that all rights to participate in an Underwritten Shelf Takedown will be subject to Section 2.6. For the avoidance of doubt, Underwritten Shelf Takedowns shall include underwritten block trades.

(e) Shelf Takedown Participation. Promptly upon receipt of a Shelf Takedown request (but in no event more than three (3) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Special Holder with Registrable Securities covered by the applicable Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity, to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing (each a “Requesting Holder”). The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Requesting Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on the Requesting Holder; provided that each such Requesting Holder that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Requesting Holder of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Requesting Holder’s election to participate, as specified in such Requesting Holder’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 2.1(e) shall be determined by the Demanding Holders.

(f) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other Equity Securities that the Company desires to sell and all other Common Shares or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective then-ownership of Registrable Securities of each Demanding Holder and Requesting Holder (if any) that has requested to be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other Equity Securities of other Persons that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(g) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by the Company; provided that if any Demanding Holder delivers a Withdrawal Notice, the Company shall not be required to continue such Underwritten Shelf Takedown unless the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 2.1(g).

(h) Long-Form Demands. During such times as no Shelf is effective, each Special Holder may demand that the Company file a Registration Statement on Form S-1 or any similar long-form registration for the purpose of conducting an Underwritten Offering of any or all of such Special Holder’s Registrable Securities. The Company shall use reasonable best efforts to file such Registration Statement within 30 days of receipt of such demand and use reasonable best efforts to cause the same to be declared effective as soon as reasonably practicable after the initial filing thereof, but in no event later than sixty (60) days after the initial filing thereof, which shall be extended to one hundred twenty (120) days after the initial filing thereof if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC. The provisions of Section 2.1(d), Section 2.1(e), Section 2.1(f), and Section 2.1(g) shall apply to this Section 2.1(h) as if a demand under this Section 2.1(h) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 2.1(h), such withdrawal must be received by the Company prior to the Company having publicly filed a Registration Statement pursuant to this Section 2.1(h). The Special Holders hereby agree that all rights to make such a demand shall be subject to the expiration of any Lock-Up Period in respect of such Holder or Party.

Section 2.2 Piggyback Registration.

(a) Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities of the Company or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of the Company, for its own account or for the account of shareholders of the Company, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), then the Company shall give written notice of such proposed offering to each Special Holder and each New Holder (collectively, the “Piggyback Holders”) as soon as practicable but not less than five (5) business days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Piggyback Holders the opportunity to include in such registered offering such number of Registrable Securities as such Piggyback Holders may request in writing within three (3) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”); provided that each Piggyback Holder agrees that the fact that such a notice has been delivered shall constitute material non-public confidential information; provided further, that any such request with respect to any Piggyback Registration in respect of a block trade must be provided by such Piggyback Holders in writing no later than twenty four (24) hours following receipt of any written notice regarding such block trade. The Company shall cause such Registrable Securities to be included in such Piggyback Registration, and shall use reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Piggyback Holders pursuant to this Section 2.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Piggyback Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Piggyback Holder’s agreement to abide by the terms of Section 2.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises the Company and the Piggyback Holders participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other Equity Securities that the Company desires to sell, taken together with (i) the Common Shares or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Piggyback Holders hereunder and (ii) the Common Shares or other Equity Securities, if any, as to which registration has been requested pursuant to Section 2.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for the Company’s account, the Company shall include in any such Registration, (A) first, the Common Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) (pro rata based on the respective then-ownership of Registrable Securities of each Piggyback Holder that has requested to be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; or

(ii) If the Registration is pursuant to a request by Persons other than the Piggyback Holders, then the Company shall include in any such Registration (A) first, the Common Shares or other Equity Securities, if any, of such requesting Persons, other than the Piggyback Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Piggyback Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) (pro rata based on the respective then-ownership of Registrable Securities of each Piggyback Holder that has requested to be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other Equity Securities, if any, for the account of other Persons that the Company is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 2.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 2.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that the Company has given written notice of a Piggyback Registration to all Piggyback Holders pursuant to Section 2.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 2.1(f), instead of this Section 2.2(b).

(c) Piggyback Registration Withdrawal. Any Piggyback Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of such Piggyback Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a

Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2(c).

(d) Notwithstanding anything herein to the contrary, this Section 2.2 shall not apply (i) for any Holder or Party, prior to the expiration of the Lock-Up Period in respect of such Holder or Party or (ii) to any Shelf Takedown, irrespective of whether such Shelf Takedown is an Underwritten Shelf Takedown or not an Underwritten Shelf Takedown.

Section 2.3 Market Stand-Off. In connection with any Underwritten Offering of Equity Securities of the Company, if requested by the managing Underwriters, each Holder that is an executive officer, director or Holder participating in such Underwritten Offering agrees that it shall not transfer any Common Shares or other Equity Securities of the Company (other than those included in such offering pursuant to this Agreement) during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders) (a “Lock-Up”). Notwithstanding the foregoing, any release of a Lock-Up by Underwriters shall only be effective if made on a pro rata basis, including with respect to management and employees, and any Lock-Up with Underwriters shall contain a clause to this effect.

Section 2.4 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which the Company’s Equity Securities are then listed, each as interpreted by the Company with the advice of its counsel, the Company shall use reasonable best efforts (except as set forth in clause (d) below) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders of Registrable Securities included in such Registration, and such Special Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders of Registrable Securities included in such Registration or the legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;

(d) prior to any public offering of Registrable Securities, use reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 2.7;

(j) permit Representatives of the Special Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Special Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter, and a bring-down thereof, from the Company’s independent registered public accountants in the event of an Underwritten Offering which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Special Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Special Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Special Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Special Holders;

(m) in the event of any Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(o) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $35.0 million, use reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Holders, in connection with such Registration, including causing senior management to participate in meetings with Underwriters, attorneys, accountants and potential investors.

Section 2.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, except as provided for in the Registration Expenses, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 2.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide the Company with its requested Holder Information within a reasonable amount of time after such request (and a minimum of five (5) business days), the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of the Company pursuant to a Registration under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by the Company in the case of an Underwritten Offering initiated by the Company, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 2.1(d) and 2.4(o), the exclusion of a Holder’s Registrable Securities as a result of this Section 2.6 shall not affect the registration of the other Registrable Securities to be included in such Registration. The Company will use reasonable best efforts to ensure that the underwriting agreement related to such Registration shall provide that any liability of a Holder to any Underwriter or other person pursuant to such underwriting agreement shall be limited to liability (i) arising from a breach of such Holder’s representations and warranties thereto, (ii) will be several, and not joint and several, and (iii) will be limited to the net proceeds (after deducting discounts and commission, but not expenses) received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such underwriting agreement.

Section 2.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 90 days in any 12-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 2.7.

Section 2.8 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 2.8.

Section 2.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to applicable Law, as interpreted by the Company with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a).

Section 2.10 Indemnification and Contribution.

(a) The Company agrees to indemnify, to the extent permitted by applicable Law, and hold harmless each Holder, its officers, managers, directors, trustees, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article II or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, the Company will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify and hold harmless the Company, its directors, officers, employees, affiliates and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement and the aggregate liability of each such Holder of Registrable Securities under this Section 2.10(b) and Section 2.10(e) shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of the Company or as otherwise provided for in the applicable underwriting agreement.

(c) Any Person entitled to indemnification under this Section 2.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.

(d) The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 2.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the aggregate liability of any Holder under this Section 2.10(e) and Section 2.10(b) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 2.10(a), 2.10(b) and 2.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 2.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA and in the Subscription Agreements, the Company represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Agreement, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, each of the Company, the Sponsor, and the Founder Holders represents and warrants that this Agreement supersedes any other registration rights agreement or agreement (including the Original RRA), other than the Subscription Agreements. Without the prior written consent of the majority in interest of the Special Holders, the Company shall not hereafter enter into any agreement with respect to its securities which are prior in right or in conflict or inconsistent with the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

Section 2.12 Rule 144. With a view to making available to the Holders the benefits of Rule 144, the Company covenants that it will (a) make available at all times after the first anniversary of the closing of the Merger information necessary to comply with Rule 144 (including compliance with the current reporting obligations as set forth under Rule 144(c)(1) (“Current Reporting Obligations”), and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 2.13 Holder Information. Each Holder agrees, if requested in writing by the Company, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations under this Agreement. Other than the New Holders and the Founder Holders, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives the Company a representation in writing of the number of Registrable Securities it holds.

Section 2.14 Termination of Original RRA. Upon the Closing, the Company, the Sponsor, and Founder Holders each hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

Section 2.15 Distributions; Direct Ownership.

(a) In the event that the Sponsor distributes all of its Registrable Securities to its members, the members of the Sponsor shall be treated as the Sponsor under this Agreement; provided that such members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(b) Notwithstanding anything to the contrary contained herein, in the event that the members of the Sponsor hold any Registrable Securities directly, the members of the Sponsor shall be treated as the Sponsor under this Agreement; provided that the members of the Sponsor, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

Section 2.16 Adjustments. If there are any changes in the Common Shares as a result of share split, share dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Common Shares as so changed.

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, and other than assignments in connection with a distribution pursuant to Section 2.15, no Party may assign such Party’s rights and obligations under this Agreement, in whole or in part, except as set forth in clause (b) below. Any attempted assignment of rights or obligations in violation of this Article III shall be null and void.

(b) Notwithstanding anything to the contrary contained in this Agreement (other than the succeeding sentence of this Section 3.1(b)), a Holder may Transfer such Holder’s rights or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (x) any of such Holder’s Permitted Transferees, or (y) any Person with the prior written consent of the Company. In no event can the Sponsor, the Founder Holders or New Holders assign any of such Person’s rights under Section 2.1. Any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction) pursuant to this Section 3.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement. No Transfer of Registrable Securities by a Holder shall be registered on the Company’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

(c) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Agreement.

(d) Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

Section 3.2 Termination. This Agreement shall terminate automatically (without any action by any Party) upon the earlier of (i) with respect to any Holder on the date that such Holder no longer holds any Registrable Securities; provided the provisions of Section 2.10 shall survive any such termination with respect to such Holder, and (ii) ten (10) years after the Closing Date.

Section 3.3 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by law shall remain in full force and effect.

Section 3.4 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with the Exhibit to this Agreement and the Merger Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) No provision of this Agreement may be amended, waived or modified in whole or in part at any time without the express written consent of: (i) the Company, (ii) for so long as the Sponsor and its Permitted Transferees collectively Beneficially Own Common Shares representing fifty percent (50%) or more of the Common Shares held by the Sponsor immediately after the Closing, the Sponsor, and (iii) in any event at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; provided that any such amendment, waiver or modification that would be materially adverse in any respect to any Holder different than any other Holder shall require the prior written consent of such affected Holder, and any such amendment, waiver or modification that would be materially adverse in any respect to the New Holders as a group, shall require the consent of New Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the New Holders; provided further, that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Common Shares shall not be considered in computing any percentages) with respect to amending or modifying such provision.

(c) Notwithstanding the foregoing provisions of this Section 3.4, other than with respect to amendments, modifications, waivers or consents relating to or airing out of Article III, no amendment, modification, waiver or consent shall be required by the Sponsor or its Permitted Transferees, with respect to any provision that has, in accordance with Section 3.2, terminated as to the Sponsor and the Founder Holders.

Section 3.5 Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 3.6 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.6, notices, demands and other communications shall be sent to the addresses indicated below or as otherwise set forth on the signature page hereto:

Notices to the New Holders (except for Amazon):

c/o IonQ Quantum, Inc.

4505 Campus Dr.

College Park, MD 20740

Attention:   Peter Chapman, CEO

E-mail:    chapman@IonQ.co

Notices to Amazon:

Amazon.com NV Investment Holdings LLC

c/o Amazon.com, Inc.

P.O. Box 81226

Seattle, WA 98108-1226

Attention: General Counsel

Notices to the Company:

IonQ Quantum, Inc.

4505 Campus Dr.

College Park, MD 20740

Attention:   Peter Chapman, CEO

E-mail:    chapman@IonQ.co

Notice to the Sponsors:

dMY Technology Group, Inc. III

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Attention:   Niccolo de Masi

       Harry L. You

Email:    niccolo@dmytechnology.com

       harry@dmytechnology.com

Notices to Sponsor, or the Founder Holders, as applicable, to:

dMY Sponsor III, LLC 1180 North Town Center Drive, Suite 100 Las Vegas, Nevada 89144 Attention: Niccolo de Masi Harry L. You Email: niccolo@dmytechnology.com harry@dmytechnology.com with a copy to (which shall not constitute notice):

Cooley LLP 55 Hudson Yards New York, NY 10001 Attention: David I. Silverman John T. McKenna E-mail: dsilverman@cooley.com jmckenna@cooley.com with copies to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention:   David I. Silverman

       John McKenna

E-mail:    dsilverman@cooley.com

jmckenna@cooley.com

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York NY 10006

Attention:   Kyle A. Harris

       James E. Langston

E-mail:    kaharris@cgsh.com

       jlangston@cgsh.com

Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York NY 10006 Attention: Kyle A. Harris James E. Langston E-mail: kaharris@cgsh.com jlangston@cgsh.com

Section 3.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Court of Chancery of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 3.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 3.8 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. It is accordingly agreed that the Parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each Party hereto hereby further agrees that in the event of any action by any other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 3.9 Subsequent Acquisition of Shares. Any Equity Securities of the Company acquired subsequent to the Closing Date by a Holder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Agreement.

Section 3.10 Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) the Company shall place customary restrictive legends substantially in the form set forth below on the certificates or book entries representing the Registrable Securities subject to this Agreement. Upon request of the applicable Holder, the Company shall cause the removal of any legend from the book entry position evidencing the Registrable Securities within three (3) Business Days of request and shall cause its counsel, or counsel acceptable to its transfer agent, to issue to the transfer agent a legal opinion in connection therewith, subject to receipt by the Company and its transfer agent of customary representations and other documentation in connection therewith. The Company shall be responsible for the fees of its transfer agent associated with such issuance.

Registrable Securities not registered under the Securities Act of 1933, as amended:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

Registrable Securities held by an executive officer, member of the Board of Directors or an Affiliate:

THESE SHARES ARE HELD BY A PERSON WHO IS CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THESE SHARES MAY BE SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

Section 3.11 No Third Party Liabilities. This Agreement may only be enforced against the named parties hereto (and their Permitted Transferees to whom Common Shares have been transferred pursuant to the terms of this Agreement). All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties hereto (and their Permitted Transferees to whom Common Shares have been transferred pursuant to the terms of this Agreement), as applicable; and, other than for any Permitted Transferees to whom Common Shares have been transferred pursuant to the terms of this Agreement, no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Agreement on behalf of a Party hereto), unless a Party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

SPONSOR:

DMY SPONSOR III, LLC

By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

COMPANY:

DMY TECHNOLOGY GROUP III, INC.

By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Harry L. You
Harry L. You

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Niccolo de Masi
Niccolo de Masi

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Darla Anderson
Darla Anderson

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Francesca Luthi
Francesca Luthi

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Charles E. Wert
Charles E. Wert

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

GV 2016, L.P.
By: GV 2016 GP, L.P., its General Partner
By: GV 2016 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

GV 2019, L.P.
By: GV 2019 GP, L.P., its General Partner
By: GV 2019 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

NEA VENTURES 2016, L.P.

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice President

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

NEW ENTERPRISE ASSOCIATES 15, L.P.

By: NEA Partners 15, L.P.
Its: General Partner

By: NEA 15 GP, LLC,
Its: General Partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Craig Barratt
Craig Barratt

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Ron Bernal
Ron Bernal

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Blake Byers
Blake Byers

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Peter Chapman
Peter Chapman

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Jungsang Kim
Jungsang Kim

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Thomas Kramer
Thomas Kramer

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

/s/ Christopher Monroe
Christopher Monroe

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

Amazon.com NV Investment Holdings LLC

By:	/s/ Dan Grossman
Name: Dan Grossman
Title: Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule I

•	GV 2016, L.P.

•	GV 2019, L.P.

•	NEA Ventures 2016, L.P.

•	New Enterprise Associates 15, L.P.

•	Craig Barratt

•	Ron Bernal

•	Blake Byers

•	Peter Chapman

•	Jungsang Kim

•	Thomas Kramer

•	Christopher Monroe

•	Amazon.com NV Investment Holdings LLC

Schedule I to Amended and Restated Registration Rights Agreement

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Agreement made as of, is between (“Transferor”) and (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Amended and Restated Registration Rights Agreement, dated as of September 30, 2021, among dMY Technology Group III, Inc. (the “Company”) and the other persons party thereto (the “Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Agreement.

Section 1.4 Notice. All notices, demands and other communications to be given or delivered under the Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 1.4, notices, demands and other communications shall be sent to the addresses set forth on such party’s signature page hereto.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the Law of the State of Delaware.

Exhibit A to Amended and Restated Registration Rights Agreement

Section 1.6 Third Party Beneficiaries. The Company, the Sponsor and the other persons party thereto to the Agreement, as applicable, are intended third party beneficiaries of this Joinder and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms. Except as provided in the immediately preceding sentence, nothing in this Agreement is intended to, nor shall be constructed to, confer upon any other person any rights or remedies hereunder.

Section 1.7 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Exhibit A to Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Signature Page to Exhibit A to Amended and Restated Registration Rights Agreement